UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2020

INVESCO MORTGAGE CAPITAL INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34385	26-2749336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Peachtree Street, NE, Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 892-0896

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	IVR	New York Stock Exchange
7.75% Series A Cumulative Redeemable Preferred Stock	IVRpA	New York Stock Exchange
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock	IVRpB	New York Stock Exchange
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock	IVRpC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously announced, on Monday, March 23, 2020, Invesco Mortgage Capital Inc. (the “Company”) notified its financing counterparties that it was not in a position to fund the margin calls it received on March 23, 2020, and that the Company did not expect to be in a position to fund the anticipated volume of future margin calls under its financing arrangements in the near term as a result of market disruptions created by the COVID-19 pandemic.

Since March 23, 2020, the Company and its wholly-owned subsidiary, IAS Asset I LLC (“IAS”), have received notifications from several financing counterparties of alleged events of default under their financing agreements, and of certain of those counterparties’ intentions to accelerate the Company’s and IAS’s performance obligations under the relevant agreements. The Company and IAS have disputed certain of those notices. However, in the event of a default under one or more of those agreements, IAS’s financial and other obligations under such agreements, and in some cases the Company’s obligations as a guarantor, may be accelerated and the counterparties may take ownership of the securities pledged to secure the financing obligations by the Company or IAS. Certain counterparties have informed the Company that they have sold the securities pledged to secure the financing obligations. IAS also may be subject to penalties under those agreements and may suffer cross-default claims from its other lenders.

The Company also previously announced that it was engaged in discussions with its financing counterparties with regard to entering into forbearance agreements pursuant to which each counterparty would agree to forbear from exercising its rights and remedies with respect to an event of default under the applicable financing arrangement for an agreed-upon period, but that the Company cannot predict whether its financing counterparties will enter into a forbearance agreement, the timing of any such agreement, or the terms thereof.

Item 8.01.	Other Events.

As previously announced, the Company has delayed the payment of its previously announced quarterly cash dividends on the Company’s common stock, 7.75% Series A Cumulative Redeemable Preferred Stock, 7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock and 7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock. With respect to the foregoing, the Company has revoked the March 30, 2020 record date of its previously declared common stock dividend. The Company will continue to evaluate its liquidity situation and plans to provide updates regarding any future dividends when available.

Cautionary Notice Regarding Forward-Looking Statements

This current report on Form 8-K may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about the Company’s ability to meet its expected margin calls and the ability to reach an agreement with financing counterparties, information about the Company’s upcoming dividend payments and the Company’s ability to pay any such dividends, as well as any other statements other than statements of historical fact. The words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” and any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

The forward-looking statements are based on management’s beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company. For example, the ability to meet margin calls may be delayed or they may not be met at all, and payment of the dividends discussed above may be further delayed or may not be paid at all. Some of the other factors are described in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the SEC’s website at www.sec.gov, under the headings “Risk Factors,” “Forward-Looking Statements,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Invesco Mortgage Capital Inc.

Date: March 26, 2020	By:	/s/ Rebecca S. Smith
	Name:	Rebecca S. Smith
	Title:	Vice President and Secretary